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                                                                     EXHIBIT 5.1

                           [BRYAN CAVE LLP LETTERHEAD]



                                  July 31, 2001



TALX Corporation
1850 Borman Court
St. Louis, Missouri 63146

                  Re: Public Offering pursuant to Registration Statement on Form S-3; Filing No. 333-63690

Ladies and Gentlemen:


                  We have acted as special counsel for TALX Corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 3,105,000 shares ("Shares") of the common stock of the Company, $0.01 par value per share, of which 2,500,000 Shares are being issued by the Company (the "Initial Shares"), 200,000 Shares are being sold by a selling shareholder, 375,000 Shares may be sold by the Company solely to cover over-allotments in connection with the offering of the Initial Shares, and 30,000 Shares may be sold by the selling shareholder solely to cover over-allotments in connection with the offering of his Shares. The Shares are proposed to be sold on the terms and conditions to be set forth in an underwriting agreement by and among the Company and the several underwriters named therein (the "Underwriting Agreement"). In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and the selling shareholder, including the representations and warranties to be made pursuant to the Underwriting Agreement, and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-Laws of the Company, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary and appropriate in order to enable us to render the opinions expressed below. In rendering the opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified photostatted copies.


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TALX Corporation
July 31, 2001
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                  Based on such examination, we are of the opinion that when the registration statement (the "Registration Statement") on Form S-3 (File No. 333-63690) relating to the Shares, including any amendments, has become effective under the Act and the Shares have been duly issued and sold, in the case of the Company, or duly sold and transferred, in the case of the selling shareholder, in each case, in accordance with the terms of the Underwriting Agreement, then the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                  We hereby consent to being named in the Registration Statement, and in the Prospectus that constitutes a part thereof, as the attorneys who will pass upon the validity of the Shares, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Bryan Cave LLP

                                           BRYAN CAVE LLP
























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